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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITT Destinations, Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 13, 1995 on the combined financial statements of ITT Destinations, Inc. included in ITT Corporation's Proxy Statement for the Special Meeting of Stockholders on September 21, 1995 and to all references to our firm included in or made a part of this registration statement.

                                          /s/ARTHUR ANDERSEN LLP
                                             Arthur Andersen LLP

New York, N.Y.
December 7, 1995

                                      II-7